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                               CONSENT OF COUNSEL



                           We hereby consent to the use of our name and to
the reference to our Firm under the caption "Counsel" in the Statement of Additional Information that is included in Post-Effective Amendment No. 6 to Excelsior Funds' Registration Statement (No. 33-71306) on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended. This consent does not constitute a consent under
Section 7 of the 1933 Act, and in consenting to the use of our name and the reference to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.





                                                /s/ Drinker Biddle & Reath LLP
                                                    ----------------------------
                                                    DRINKER BIDDLE & REATH LLP



Philadelphia, Pennsylvania
December 30, 1997